Exhibit 5.1

COVINGTON & BURLING LLP

BEIJING BRUSSELS LONDON NEW YORK	1201 PENNSYLVANIA AVENUE, NW
SAN DIEGO SAN FRANCISCO SEOUL	WASHINGTON, DC 20004-2401
SHANGHAI SILICON VALLEY WASHINGTON	T 202.662.6000
www.cov.com

August 8, 2014

Salix Pharmaceuticals, Ltd.

8510 Colonnade Center Drive

Raleigh, North Carolina 27615

Ladies and Gentlemen:

We have acted as counsel to Salix Pharmaceuticals, Ltd., a Delaware corporation (the “Company”), in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Act”), of 1,500,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), issuable under the Company’s 2014 Stock Incentive Plan (the “Plan”), pursuant to the registration statement filed on Form S-8 with the Securities and Exchange Commission (the “Commission”) on the date hereof (such registration statement is herein referred to as the “Registration Statement”).

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and other sources believed by us to be responsible.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

We are members of the bar of the District of Columbia. We do not express any opinion herein on any laws other than the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Covington & Burling LLP